EXHIBIT 24
NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
______________________________
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Troy A. Clarke, Walter G. Borst, and Samara A. Strycker, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for them and in their name, place and stead, in any and all capacities, to sign Navistar International Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 2016, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
SIGNATURES

Signature	Title	Date

/s/ TROY A. CLARKE	President and Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2016
Troy A. Clarke

/s/ WALTER G. BORST	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2016
Walter G. Borst

/s/ SAMARA A. STRYCKER	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 20, 2016
Samara A. Strycker

/s/ JOSE M. ALAPONT	Director	December 20, 2016
Jose M. Alapont

/s/ STEPHEN R. D'ARCY	Director	December 20, 2016
Stephen R. D'Arcy

/s/ MICHAEL N. HAMMES	Director	December 20, 2016
Michael N. Hammes

/s/ VINCENT J. INTRIERI	Director	December 20, 2016
Vincent J. Intrieri

/s/ JAMES H. KEYES	Director	December 20, 2016
James H. Keyes

/s/ STANLEY A. MCCHRYSTAL	Director	December 20, 2016
Stanley A. McChrystal

/s/ SAMUEL J. MERKSAMER	Director	December 20, 2016
Samuel J. Merksamer

/s/ MARK H. RACHESKY	Director	December 20, 2016
Mark H. Rachesky

/s/ MICHAEL F. SIRIGNANO	Director	December 20, 2016
Michael F. Sirignano

/s/ DENNIS A. SUSKIND	Director	December 20, 2016
Dennis A. Suskind

/s/ DENNIS D. WILLIAMS	Director	December 20, 2016
Dennis D. Williams

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